NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF
OPTEK TECHNOLOGY, INC.
1215 West Crosby Road
Carrollton, Texas  75006

To Be Held March 19, 1996

	Notice is hereby given that the Annual Meeting of Stockholders of Optek Technology, Inc. will be held on Tuesday, March 19, 1996, at 10:00 a.m., Dallas, Texas time at the offices of the Company, 1215 West Crosby Road, Carrollton, Texas 75006, for the following purposes:

1. To elect a Board of Directors of six (6) persons as nominated in the accompanying Proxy Statement, such Directors to hold office until the next annual meeting of stockholders and until their successors are elected; and

2. To transact such procedural matters as may properly be brought before the meeting or any adjournment or adjournments thereof.

	Said meeting may be adjourned from time to time without other notice than by announcement at said meeting, or at any adjournment thereof, and any and all business for which said meeting is hereby noticed may be transacted at any such adjournment.

	The Board of Directors has fixed January 19, 1996 as the date for taking of a record of the stockholders entitled to notice of and to vote at the meeting and at any adjournment or adjournments thereof.  The stock transfer books will not be closed.

	Enclosed is a form of Proxy solicited by the Board of Directors of the Company. Stockholders who do not plan to attend the meeting in person are requested to date, sign and return the enclosed Proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United
States. Your Proxy may be revoked at any time before it is exercised and will not be used if you attend the meeting and prefer to vote in person.


			BY ORDER OF THE BOARD OF DIRECTORS

			THOMAS R. FILESI
			President and Chief Executive Officer


Carrollton, Texas
January 19, 1996

OPTEK TECHNOLOGY, INC.
1215 West Crosby Road
Carrollton, Texas  75006

PROXY STATEMENT
Solicitation by the Board of Directors
of Proxies from Stockholders for
the Annual Meeting of Stockholders
to be held on March 19, 1996

	The Board of Directors of Optek Technology, Inc. (hereinafter called "Optek" or the "Company") solicits your proxy in the enclosed form, which you are requested to fill out, sign as indicated and return to the Company in the enclosed self-addressed envelope, which requires no postage if mailed in the United States. The approximate day on which this Proxy Statement and form of proxy will be sent to security holders is January 26, 1996.

	Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by filing a written revocation or a duly executed proxy bearing a later date. Any written revocation may be delivered in person or mailed to the Company at the address set out above. A stockholder who attends the Annual Meeting in person may revoke his proxy at the Annual Meeting and vote in person if he so desires.

	Proxies are being solicited by mail and all expenses of solicitation have been or will be borne by the Company.

	January 19, 1996 has been fixed as the date of record for the determination of stockholders of the Company entitled to notice of and to vote at the Annual Meeting or at any adjournments thereof. At the close of business on that date, 3,480,366 shares of Common Stock, par value $0.01 per share (the "Common Stock"), were issued and outstanding, each share entitling the holder thereof to one vote. Cumulative voting in the election of Directors is not allowed.

	The presence, in person or by proxy, of record holders of a majority of the shares of Common Stock outstanding as of the date of record constitutes a quorum for the transaction of business. Directors are elected by a plurality of the votes cast by stockholders. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not be counted in determining the number of votes cast for a nominee for Director.

	All shares of the Company's Common Stock represented by proxies received in time and in proper form and condition and not revoked will be voted as specified in the proxy, or in the absence of specific direction, the proxy will be voted by the person designated therein:

1. FOR the election as Directors of the Company of the six (6) nominees named below to hold office until the next annual meeting of stockholders and until their respective successors shall be duly elected. In the event any of such nominees becomes unable to serve as a Director, the proxies will be voted in accordance with the best judgment of the person acting under it.

	The management knows of no other matters to be submitted to the 1996 Annual Meeting with respect to which the stockholders are entitled to vote, but if other procedural matters do properly come before the meeting, the persons named in the proxy will vote according to the best judgment of the appointed proxy.

SECURITIES OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

	The following table sets forth information regarding the Company's Common Stock held at January 19, 1996 by (i) each stockholder known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's Directors, nominees for Director and executive officers named in the "Executive Compensation" section of this statement, and (iii) all executive officers and Directors as a group.
So far as is known to the Company, the persons named in the table have sole voting and in community property laws, where applicable, and the information contained in the footnotes to the table.

                      		       	Percentage   Number of     Percentage
	                 	Number of    of           Shares        of
                   Outstanding  Outstanding  Beneficially  Beneficial
Name and Address   Shares Owned Shares       Owned (2)     Ownership
                   (1)                                      (3)
First Source
Financial, Inc.       -            -         3,150,000 (4)    47.5%
2850 W. Golf Rd.,
5th Floor
Rolling Meadows,
IL  60008

Allstate Insurance
Company             1,028,230    29.5%       1,028,230        29.5%
Allstate Plaza
North E-5
Northbrook,
IL  60062

James D. Crownover    317,602     9.1%         317,602       9.1%
P.O. Box 7812
Horseshoe Bay
Texas  78657

Thomas R. Filesi      101,000     2.9%         245,500 (5)   6.8%
632 Hawthorn Circle
Lewisville, TX
75067

Grant A. Dove          11,000      *           208,301 (6)   5.7%
7557 Rambler Road
Suite 112
Dallas, TX  75231

Michael E. Cahr        12,500      *            36,500 (7)   1.0%

William H.
Daughtrey, Jr.          9,500      *            23,500 (8)     *

Rodes Ennis            15,700      *            39,700 (9)   1.1%

Wayne Stevenson            -       -            12,250 (10)    *

Richard G. Dahlberg    10,000      *            35,889 (11)  1.0%

Thomas S. Garrett         -        -            59,666 (12)  1.7%

Robert J. Kosobucki       -        -              -           -

D. Vinson Marley       17,500      *            73,333 (13)  2.1%

All executive officers
and	Directors as a
group (10 persons)    177,200     5.1%         734,639 (14)  14.7%
____________________________

	*  Less than 1%.

	(1) Includes only shares of Common Stock actually issued and out-standing, and not shares issuable upon exercise of options, warrants or other rights to acquire common stock.

	(2) Includes shares of Common Stock not outstanding which are subject to rights to acquire shares exercisable or to become exercisable within 60 days of the date of this report.

	(3) Shares of the Common Stock not outstanding which are subject to rights exercisable or to become exercisable within 60 days of the date of this statement are deemed to be outstanding for the purpose of computing the percentage of beneficial ownership with respect to the holder of such rights, but are not deemed to be outstanding for the purpose of computing the percentage of any other person.

	(4) Consists of 3,150,000 shares which may be acquired at any time prior to October 31, 1998 upon exercise of a Warrant at an exercise price of $0.50 per share. The exercise price is subject to adjustment in the event the Company fails to meet certain cumulative performance criteria.
The exercise price and number of shares are also subject to adjustment upon the occurrence of certain events in order to address dilution.

	(5) Includes 36,000 shares issuable pursuant to Incentive Stock Options at a price of $2.31 per share. Also includes 8,500 shares exersiable or to become exercisable at a price of $2.125 per share and 100,000 shares exercisable at a price of $0.19 per share pursuant to options issued under the Company's Long-Term Stock Investment Plan.
Mr. Filesi is President and Chief Executive Officer and a Director of the Company.

	(6) Includes 1,500 shares presently purchasable at a price of $6.125 per share and 10,000 shares purchasable at a price of $1.53 per share pursuant to warrants issued to the Company's non-employee Directors and 3,500 shares exercisable at a price of $2.11 per share and 3,500 shares exercisable at a price of $1.04 per share pursuant to options awarded under the Company's Directors' Formula Award Plan. Also includes 8,759 shares purchasable at a price of $1.11 per share, 38,462 shares purchasable at a price of $0.65 per share and 131,580 shares purchasable at a price of $0.19 per share, all issuable pursuant to warrants issued for services performed by Mr. Dove as Chairman of the Board during the fiscal quarters ended April 30, 1993, July 31, 1993 and October 29, 1993. Mr. Dove is
Chairman of the Board and a Director of the Company.

	(7) Includes 10,000 shares purchasable at a price of $1.53 per share pursuant to warrants issued to the Company's non-employee Directors and
3,500 shares exercisable at a price of $2.11 per share, 3,500 shares exercisable at a price of $1.04 per share, 3,500 shares exercisable at a price of $0.44 per share, and 3,500 shares which will become exercisable at a price of $1.83 per share after the 1996 annual meeting pursuant to options awarded under the Company's Directors' Formula Award Plan. Also includes 5,500 shares owned of record by Mr. Cahr's wife of which Mr.
Cahr may be deemed the beneficial owner.   Mr. Cahr is a Director of
the Company.

	(8) Includes 3,500 shares exercisable at a price of $2.11 per share, 3,500 shares exercisable at a price of $1.04 per share, 3,500 shares exercisable at a price of $0.44 per share, and 3,500 shares which will become exercisable at a price of $1.83 per share after the 1996 annual meeting pursuant to options awarded under the Company's Directors' Formula
Award Plan.  Mr. Daughtrey is a Director of the Company.

	(9) Includes 10,000 shares purchasable at a price of $1.53 per share pursuant to warrants issued to the Company's non-employee Directors and 3,500 shares exercisable at a price of $2.11 per share, 3,500 shares exercisable at a price of $1.04 per share, 3,500 shares exercisable at a price of $0.44 per share, and 3,500 shares which will become exercisable at a price of $1.83 per share after the 1996 annual meeting pursuant to options awarded under the Company's Directors' Formula Award Plan.
Mr. Ennis is a Director of the Company.

	(10) Includes 1,750 shares exercisable at a price of $2.18 per share pursuant to the Company's Long-Term Stock Investment Plan and 3,500 shares exercisable at a price of $1.04 per share, 3,500 shares exercisable at a price of $0.44 per share, and 3,500 shares which will become exercisable at a price of $1.83 per share after the 1996 annual meeting pursuant to options awarded under the Company's Directors' Formula Award Plan. Mr. Stevenson is a Director of the Company.

	(11) Includes 1,889 shares exercisable at a price of $5.18 per share, 1,334 shares exercisable at a price of $3.44 per share and 1,000 shares exercisable at a price of $6.625 per share, all issuable pursuant to Incentive Stock Options. Also includes 5,000 shares exercisable at a price of $2.125 per share which have vested or will vest on March 19, 1996 and 16,666 shares exercisable at a price of $0.19 per share pursuant to options issued under the Company's Long-Term Stock Investment Plan. Mr. Dahlberg is Vice President, Engineering of the Company.

	(12) Includes 10,000 shares issuable pursuant to Incentive Stock Options presently exercisable at a price of $1.65 per share. Also includes 3,000 shares exercisable at a price of $2.125 per share and 46,666 shares exercisable at a price of $0.19 per share pursuant to options issued under the Company's Long Term Stock Investment Plan.
Mr. Garrett is Vice President, Operations of the Company.

	(13) Includes 55,833 shares exercisable at a price of $0.19 per share pursuant to options issued under the Company's Long Term Stock Investment
Plan. Mr. Marley is Vice President, Finance and Chief Financial Officer of the Company.

	(14) Includes 282,888 shares which may be acquired upon exercise of employee options presently exercisable or which will become exercisable on or before March 19, 1996, 95,750 shares presently purchasable or which will become purchasable after the 1996 annual meeting of stockholders pursuant to warrants and options issued to the Company's non-employee Directors, and 178,801 shares issuable pursuant to warrants issued for services rendered.

Compliance With Section 16(a) of the Exchange Act.

	Based solely upon a review of Forms 3, 4 and 5 furnished to the Company and upon written representations received by the Company, the following persons were all Directors, executive officers or beneficial owners of more than 10 percent of the Company's Common Stock during fiscal 1995 who failed to file any such report on a timely basis, and the following table summerizes the timeliness of all reports filed by them during that fiscal year:


                                       	    Reports Filed
                                	Timely  1-5 Days Late   Over 5 Days
	Virginia Financial
  Ventures, Inc.                                 1
	Dominion  Capital, Inc.                         1
	Dominion Resources, Inc.                        1
	First Source Financial LLP                      1
	HCFS Corporate Finance
  Venture, Inc.                                  1
	Household International, Inc.                   1
	Household Commercial Financial
 Services, Inc.                                  1
	James D. Crownover                              1       1
	Thomas R. Filesi                                1
	William H. Daughtrey, Jr.                       1       1
	Rodes Ennis                                             1
	Wayne Stevenson                    1
	Richard G. Dahlberg                2            2       1
	Thomas S. Garrett                               1
	William C. Grunau                  1            1
	Robert J. Kosobucki                             1       1
	D. Vinson Marley                                1

Based thereon, none of such persons failed to file any report under
Section 16(a) of the Exchange Act with respect to the Company's most recent fiscal year.

ELECTION OF DIRECTORS AND INFORMATION
AS TO DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

	At the 1996 Annual Meeting, the stockholders of the Company will elect six (6) directors, in each case to hold office until the next Annual
Meeting and until their respective successors shall be duly elected.
To be elected a Director, each nominee must receive a plurality of all votes cast at the meeting. There will be submitted by the Board of Directors to the 1996 Annual Meeting for election as Directors the following six (6) nominees:

	Grant A. Dove
	Thomas R. Filesi
	Michael E. Cahr
	William H. Daughtrey, Jr.
	Rodes Ennis
	Wayne Stevenson

All of the nominees are now Directors of the Company and were elected to their present terms of office at the Annual Meeting of Stockholders in March 1995. Certain information concerning each of these nominees is set forth below. In the event any of the nominees becomes unable to serve as a Director, the proxy will be voted in accordance with the best judgment of the person acting under it; however, no circumstances are at present known which would render any nominee unavailable.

The Directors and executive officers of the Company are as follows:

	Name                    Age     Position
	Grant A. Dove           67      Director and Chairman of the Board
	Thomas R. Filesi        60      Director, President and
                                       Chief Executive Officer
	Michael E. Cahr         55      Director
	William H. Daughtrey    55      Director
	Rodes Ennis             60      Director
	Wayne Stevenson         60      Director
	Richard G. Dahlberg     42      Vice President, Engineering
	Thomas S. Garrett       49      Vice President, Operations
	Robert J. Kosobucki     44      Vice President, Worldwide Sales
                                      and Marketing
	D. Vinson Marley        54      Vice President, Finance,
                                     and Chief Financial Officer

	Mr. Dove was elected a Director of the Company in July 1989 and Chairman of the Board in March 1993. He is currently a managing partner of Technology Strategies & Alliance, a strategic planning and investment banking firm. He spent 28 years with Texas Instruments, retiring in 1987 as Executive Vice President. He then served as Chairman and Chief Executive Officer of Microelectronics and Computer Technology Corporation ("MCC"), a research and development consortium, retiring in 1992. He currently serves on the boards of MCC; the Cooper Cameron Corporation, a public company engaged in oilfiled services; U.S. WEST, Inc., a public company engaged in telecommunications; and Control Data Systems, Inc., a public corporation engaged in computer systems integration. Mr. Dove received his Bachelor of Science in Electrical Engineering from Virginia Polytechnic Institute.

	Mr. Filesi became President and a Director of the Company in April 1991. Before joining Optek, he was with Motorola, Inc. Semiconductor Products
Sector in Phoenix, Arizona and Austin, Texas, completing his tenure there as Director of Manufacturing, RF Products. He received a Bachelor of
Science degree in Chemical Engineering from Johns Hopkins University and did graduate studies in Management Science at Johns Hopkins and Arizona
State.

	Mr. Cahr was elected a Director of the Company in August 1988. He is President and Chief Executive Officer of Allscrips Pharmaceuticals, Inc., a private company engaged in the sale of prepackaged pharmaceuticals, having served in that capacity since January 1995. Until late 1994 he was Manager of Venture Capital at Allstate Venture

Capital in Northbrook,Illinois, having been with Allstate since 1987. Mr. Cahr received a Bachelor of Arts from Colgate University and a Master of Business Administration from Fairleigh Dickinson University.

	Mr. Daughtrey was elected a Director of the Company in March 1992. Mr. Daughtrey is currently President of Princeton Associates, Inc., a management consulting firm. Prior to founding Princeton Associates, Inc.
in January 1991, he was Group Managing Partner for Virginia/Maryland
Management Consulting Services at Coopers & Lybrand, Richmond, Virginia from December 1984. He received a Bachelor of Science in Physics and a Master of Science in Nuclear Physics from Virginia Polytechnic Institute.
He also received a Master of Business Administration in Finance from the University of Connecticut.

	Mr. Ennis was elected a Director of the Company in February 1987. Mr. Ennis acts as a general management consultant and formerly served as President of the Journeys and Hardy Divisions of Genesco, Inc. from March
1990 to December 1992, having served as President of the Journeys Division of Genesco, Inc. since November 1988. Mr. Ennis is a certified public accountant and received a Bachelor of Science degree in accounting from Bowling Green College of Commerce. He currently serves as a Director of Tread Corporation.

	Mr. Stevenson was elected to serve on the Board of Directors in September 1992. Mr. Stevenson is the Chairman and Chief Executive Officer of CSI Control Systems International, Inc. located in Carrollton, Texas, a firm engaged in the manufacture and installation of environmental controls for the commercial market, a position he has held since 1986.
Mr. Stevenson received a Bachelor of Science in Chemical Engineering from Louisiana Tech and is a registered professional engineer in Texas and Louisiana.

	Mr. Dahlberg was elected Vice President, Engineering in March 1994. Mr. Dahlberg has been employed by the Company since 1983 and has served in various engineering capacities. He received a Bachelor of Science degree in Electrical Engineering from Texas Tech University and is a Registered Professional Engineer in the State of Texas.

	Mr. Garrett joined the Company in October 1991 as Vice President, Operations. In April 1988 he founded Garrett Consulting Group and was President of that firm until December 1990, at which time it merged with Northwest Technology Group, Inc. These companies provided comprehensive consulting services to the micro-electronics and other high technology related industries. Mr. Garrett received a Bachelor of Arts in Chemistry from Lamar University and he has completed studies toward a Master of Science in Industrial Economics and Management.

	Mr. Kosobucki joined the Company as Vice President, Worldwide Sales and Marketing in July 1995. Prior to his employment by Optek, he served in various strategic marketing and sales capacities for Summagraphics Corp.
from 1991, serving during that time as a Vice President, Senior Vice
President and finally, Director of Strategic Sales and Product Marketing.
Mr. Kosobucki received a Bachelor of Science in Electrical Engineering from Cornell University and a Master of Business Administration from the University of Michigan. He is a Registered Professional Engineer in the State of New York.

	Mr. Marley joined the Company as Vice President, Finance in June 1993. Prior to his employment by the Company, he served as President of Marley Industries, Inc., an investment/management company which operated principally as a leveraged-buy-out firm investing in middle market companies in the Southwest Mr. Marley holds a Master of Science in Accounting and a Bachelor of Science in Accounting from Arizona State University.

	Directors are elected annually and serve until their successors are duly elected and qualified. Officers serve at the discretion of the Board.
There is no family relationship between any Director, nominee for Director or executive officer of the Company.

	The Company's Board of Directors has appointed a Compensation Committee, composed of the non-employee Directors Rodes Ennis, Michael Cahr and Wayne Stevenson; an Audit Committee, composed of the non-employee Directors Rodes Ennis, William Daughtrey and Wayne Stevenson; and a Board Affairs Committee composed of the non-employee Directors Michael Cahr and William Daughtrey.
The Compensation Committee administers the Company's employee benefit plans and sets executive compensation. The Audit Committee has been appointed to review the Company's financial statements and its relationship with its independent auditors. The Board

Affairs Committee selects nominees for the Board of Directors to be presented for consideration to the Company's stockholders and reviews the renumeration of non-employee Directors; the committee will consider nominees recommended by stockholders submitted in the manner provided for stockholders' proposals herein.


	During the fiscal year ended October 27, 1995, the Compensation Committee held six meetings, the Audit Committee held two meetings and the Nominating Committee held one meeting. During the fiscal year ended October 27, 1995, the Company's Board of Directors held a total of six meetings, and each incumbent Director then serving attended at least 75% of the aggregate number of meetings of the Board and its Committees.


EXECUTIVE COMPENSATION

Summary Compensation Table

	The following table summarizes monetary and non-monetary compensation awarded to, earned by or paid to the Company's five most highly compensated officers during the three fiscal years ended October 28, 1994:

                                                 				Long Term
                                                 				Compensation
                      Annual Compensation           Awards

                                                				Number of
Name and                                        				Shares Subject to
Principal Position    Year    Salary      Bonus     Options Granted

 Thomas R. Filesi      1995    $175,000    $150,000    30,000
 President and Chief
 Executive Officer     1994    $172,307    $110,000   300,000
                      	1993    $167,980           0         0

 Richard G. Dahlberg   1995    $91,400      $60,000    20,000
 Vice President,
 Engineering           1994    $89,994      $40,000    80,000
                      	1993    $89,199            0         0

 Thomas S. Garrett     1995    $115,000     $65,000    20,000
 Vice President,
 Operations            1994    $113,231     $50,000    70,000
                      	1993    $113,365           0         0

 Robert J. Kosobucki   1995    $ 36,538(1)  $23,000    30,000
 Vice President, World
 Wide Sales and
 Marketing

 D. Vinson Marley      1995    $125,000     $75,000    20,000
 Vice President,
 Finance and Chief     1994    $123,077     $62,500   100,000
 Financial Officer     1993    $ 41,827(2)        0    10,000

(1)     Represents compensation paid from July 1995 - October 27, 1995
(2)     Represents compensation paid from June 1993 - October 29, 1993

Option Grants

	The following table contains information about stock options granted to the executive officers named in the preceding table during the fiscal year ended October 27, 1995:


            Number   % of
            of       Total                           Potential Realizable
            Shares   Options                         Value at Assumed
            Under-   Granted                         Annual Rates of Stock
            lying    to Emplo-                       Price Appreciation
            Options  yees in   Exercise              for Option Term
            Granted  Fiscal    Price ($/  Expiration
Name                 Year      Share)     Date         5% ($)    10% ($)
 Thomas R.
 Filesi      30,000  15.3%     $6.05      8/16/2005    $114,345  $288,585
 Richard G.
 Dahlberg    20,000  10.2%     $6.05      8/16/2005    $76,230   $192,390
 Thomas S.
 Garrett     20,000  10.2%     $6.05      8/16/2005    $76,230   $192,390
 Robert J.
 Kosobucki   10,000  5.1%      $3.10      6/16/2005    $19,530    $49,290
            	20,000  10.2%     $6.05      8/16/2005    $76,230   $192,390
 D. Vinson
 Marley      20,000  10.2%     $6.05      8/16/2005    $76,230   $192,390

Option Exercises And Fiscal Year End Option Values

	The following table reflects option exercises during the fiscal year ended October 27, 1995, the number of shares underlying both exercisable and unexercisable options as of the fiscal year end and the value of unexercised "in the money" options as of the fiscal year end:

                             			Number of            Value of
                           	Shares Underlying       Unexercised
                            			Unexercised         In the Money
			       Number of             Options At          Options At
           Shares             Fiscal Year End     Fiscal Year End(2)
        	  Acquired
Name         on       Value        Exercis- Unexer-   Exercis-   Unexer-
           Exercise   Realized(1)  able     cisable   able       cisable
 Thomas R.
 Filesi     100,000    $562,500     44,500   230,000   $210,278   $1,390,500
 Richard G.
 Dahlberg    31,900    $74,998       7,557    74,993    $24,815     $390,313
 Thomas S.
 Garrett          0          0      36,333    66,667   $227,023     $336,802
 Robert J.
 Kosobucki        0          0           0    30,000          0      $58,000
 D. Vinson
 Marley           0          0      39,999    90,001   $269,127     $494,073

(1) For purposes of calculating the value realized, the Company has used the average of the bid and asked prices as reported by a market maker on the date of exercise.

(2) For purposes of calculating the value of unexercised "in the money" options, the Company has used the average of the bid and asked prices as reported by a market maker for the Company's Common Stock as of October
27, 1995.

Employment Agreements

	The Company has entered into employment agreements with the President of the Company and two of its Vice Presidents. The agreements with Mr. Filesi and Mr. Marley provide an initial term of three years and one year, respectively, renewable for additional terms of one year unless either party gives notice of intent not to renew at least six months prior to the end of each term. These agreements also provide for continuation of salary and benefits for up to one year after a change of control of the Company if the executive's employment is terminated during that time.

	The agreement of Mr. Garrett provides an initial term of one year renew-able for additional terms of one year unless either party gives notice of intent not to renew at least ninety days prior to the end of each term and addition-ally provide a continuation of salary for up to ninety days after termination if the Company elects not to renew the term of employment.

	All such agreements contain provisions assigning all discoveries by the employee to the Company and restricting use or disclosure of confidential information.

Compensation Committee Report on Executive Compensation

	The Compensation Committee reviews and recommends to the Board of Directors the compensation payable to the senior executive officers of the Company. The determination of base salary has been based in the past largely upon that level required to compete with other employers in the industry in which the Company is engaged. The Compensation Committee annually reviews compensation payable to the senior executives and the award of options and other nonmonetary benefits to those individuals.

	At present, the Compensation Committee has determined to hold the base salaries of the Company's more highly paid personnel (over $60,000 per year) at a relatively constant level from year to year. The intent of this policy is to have base salaries in the lower range of competitive industry companies, but to use "at risk" cash bonuses to augment total cash compensation when Optek performs well. This current limitation applies to the chief executive officer and other executive officers of the Company.

	In October 1994 the Committee approved, adopted and recommended to the entire Board, which ratified, a cash bonus plan which provided for aggregation of a bonus pool for all employees of up to 10% of budgeted operating profit if the Company exceeded its operating budget for the fiscal year with lesser percentages for performance at or below budget.
As a result of the Company's excellent performance, the target originally established was fully reserved by the end of the third fiscal quarter. In order to reward the continued achievements of management, the Compensa-tion Committee approved a continuation of the accrual to the pool at the same rate previously approved through the fourth fiscal quarter. The committee then allocated the pool among employees to reward performance.

	As a result, the chief executive officer and other officers of the Company were awarded bonuses based upon their performance related to goals established prior to the beginning of the fiscal year. The Committee believes that providing key managerial personnel the means to achieve additional compensation in the mid-term through these programs stimulates the kind of productive efforts evidenced during the 1995 fiscal year.

	Further, to provide longer-term incentives, the Compensation Committee has awarded stock options which will provide a return to these executives as the Company becomes successful. During 1995, the Committee approved awards of ten year stock options to key managerial personnel in order to incentivize execution of the long-term plan and to align their interests with those of the stockholders.

Michael E. Cahr
Rodes Ennis
Wayne Stevenson

Directors Compensation

	Non-employee Directors of the Company were paid $1,000 for each Directors' meeting attended in fiscal 1995 and are reimbursed for travel expenses incurred in connection with each such meeting. For future periods, the Board has approved an annual payment of $5,000 to be made in December in addition to the other compensation now paid to Directors.

	Each non-employee Director of the Company is also awarded upon election at an annual meeting of stockholders options to acquire up to 3,500 shares of the Common Stock pursuant to the Company's Directors' Formula Award
Plan.  These awards contain the following rights:

	1. Stock Options - Options to acquire common stock which are not entitled to treatment as incentive stock options under the Internal Revenue Code.

	2. Reload Options - Options to reacquire shares of common stock which are used to exercise stock options.

	3. Alternative Appreciation Rights - Rights to acquire an equivalent number of shares equal in present market value to the difference between current market value and exercise price of the stock purchasable pursuant to any of the preceding options.

The exercise price of all options granted is 100% of the fair market value of the Company's Common Stock on the date of grant, determined on a formula based upon the price of the Common Stock for the twenty trading days preceding the date of the award. Each option awarded pursuant to the Directors' Plan vests and becomes fully exercisable if such individual continues to serve as a Director until the next annual meeting of stockholders. Options granted under the Plan expire ten years from the date of grant, and no option may be exercised by any person after the expiration of its term.

HISTORICAL STOCK PERFORMANCE

	The following graph compares the cumulative stockholder return on the Company's common stock with the cumulative return of (1) equity securities listed on the NASDAQ Market Index and (2) other companies reporting results who are classified in the same Standard Industrial Classification number as the Company.

                      1990     1991     1992     1993      1994     1995
Optek Technology       100    36.11    38.89     19.44     30.56      150
NASDAQ Market Index    100    126.8    154.7    240.32    288.35   537.93
SIC Code Index         100    127.2   123.22    161.7     171.91   203.93

Assumes $100 invested on October 27, 1990
Assumes Dividend Reinvested
Fiscal Year Ending October 27, 1995



INDEPENDENT AUDITORS

	The Board of Directors of the Company has selected KPMG Peat Marwick LLP as the Company's auditors for fiscal 1996. Representatives of KPMG
Peat Marwick are not expected to be present at the Annual Meeting of Stockholders to be held on March 19, 1996.

STOCKHOLDERS' PROPOSALS

	The day by which proposals of stockholders intended to be presented at the 1997 annual meeting of stockholders must be received by the Company for inclusion in the Company's proxy statement and form of proxy relating to that meeting is September 21, 1996.

	It is important that proxies be returned promptly. Stockholders are requested to date, sign and return the enclosed proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. If you attend the 1996 Annual Meeting, you may revoke your proxy and vote in person if you so desire; otherwise your proxy will be voted for you.

BY ORDER OF THE BOARD OF DIRECTORS
Thomas R. Filesi, President

Carrollton, Texas
January 19, 1996

NOTICE: Upon written request from a stockholder of record at January 19, 1996 (or from any beneficial owner representing that he/she is or was entitled to vote at the meeting), the Company will furnish without charge of copy of its Annual Report on Form 10-K for the fiscal year ended
October 27, 1995, as filed with the Securities and Exchange Commission, including financial statements and schedules thereto and a list of exhibits not contained therein. The Company will furnish copies of the full text of any of the exhibits described in the list of exhibits accompanying the Annual Report on Form 10-K, if requested, upon payment in advance of the prescribed fee limited the Company's reasonable expenses incurred in providing copies of the exhibits. Requests should be directed to:

D. Vinson Marley
Vice President - Finance
Optek Technology, Inc.
1215 West Crosby Road
Carrollton, Texas  75006

OPTEK TECHNOLOGY, INC.

PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

 The undersigned stockholder of Optek Technology, Inc. (the "Company"), revoking all prior proxies does by these presents name, constitute and appoint Thomas R. Filesi and D. Vinson Marley, and each of them, the true and lawful proxy and attorney-in-fact of the undersigned, with full power of substitution, to vote all shares of the Common Stock, par value $0.01 per share, of the Company standing in the name of the undersigned on the books of the Company at the close of business on January 19, 1996 or in respect of which the undersigned is entitled to vote at the Company's Annual Meeting of Stockholders, to be held
March 19, 1996 at 10:00 a.m., Dallas, Texas time at the offices of the Company, 1215 West Crosby Road, Carrollton, Texas 75006, and at any and all adjournments thereof, on the following matters:

Common
Election of Directors

FOR all nominees listed to the right (except as marked to the contrary)

WITHHOLD AUTHORITY to vote for all nominees.

Nominees:  Thomas R. Filesi, Rodes Ennis, Michael E. Cahr,
Grant A. Dove, William H. Daughtrey, Jr. and Wayne Stevenson.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below).

IF NO SPECIFIC DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED
"FOR" NUMBER 1.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement each dated
January 19 1996.

Dated ____________________
__________________________
Stockholders Signature
__________________________
Stockholders Signature

Please complete, sign and mail this proxy promptly in the enclosed self-addressed envelope, which requires no postage if mailed in the United States.

NOTE: Please sign exactly as your name is shown hereon. If stock stands in two or more names, please have all sign.
If this Proxy is executed by a corporation, it should be signed in the name of the corporation by an officer thereunto duly authorized. If this Proxy is to be signed as attorney, executor, administrator, trustee, guardian, or in any representative capacity, the title of the person should be given in full and any necessary documentary evidence of authority to sign this Proxy should be presented.